EMPLOYMENT AGREEMENT

         This employment agreement ("Agreement") is made and entered into this 12th day of June, 2000, by and between SPECIALIZED HEALTH PRODUCTS, INC., a Utah corporation ("Corporation"), and Paul Evans ("Employee").

         WHEREAS, Corporation and Employee desire that the term of this Agreement begin on June 12, 2000 ("Effective Date").

         WHEREAS, Corporation desires to employ Employee as its Vice President and Employee is willing to accept such employment by Corporation, on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

Section 1. Duties. During the term of this Agreement, Employee agrees to be employed by and to serve Corporation as its Vice President and General Counsel, and Corporation agrees to employ and retain Employee in such capacities. Employee shall devote a substantial portion of his business time, energy, and skill to the affairs of the Corporation as Employee shall report to the Corporation's Board of Directors and at all times during the term of this Agreement shall have powers and duties at least commensurate with his position as Vice President and General Counsel. Notwithstanding the foregoing or anything to the contrary contained herein, Employee will work for the Corporation on a part time basis from the date hereof through August 21, 2000 after which Employee will work for the Company on a full time basis.

Section 2. Term of Employment.

         2.1 Definitions. For the purposes of this Agreement the following terms shall have the following meanings:

                  2.1.1 "Termination For Cause" shall mean termination by Corporation of Employee's employment by Corporation by reason of Employee's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, Corporation or by reason of Employee's willful material breach of this Agreement which has resulted in material injury to Corporation.

                  2.1.2 "Termination Other Than For Cause" shall mean termination by Corporation of Employee's employment by Corporation (other than in a Termination for Cause) and shall include constructive termination of Employee's employment by reason of material breach of this Agreement by Corporation, such constructive termination to be effective upon notice from Employee to Corporation of such constructive termination.

                  2.1.3 "Voluntary Termination" shall mean termination by Employee of Employee's employment by Corporation other than (i) Termination Other Than For Cause, and (ii) termination by reason of Employee's death or disability as described in Sections 2.5 and 2.6.

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         2.2 Initial Term. The term of employment of Employee by Corporation shall be for a period of three (3) years beginning with Effective Date ("Initial Term"), unless terminated earlier pursuant to this Section. At any time prior to the expiration of the Initial Term, Corporation and Employee may by mutual written agreement extend Employee's employment under the terms of this Agreement for such additional periods as they may agree.

         2.3 Termination For Cause. Termination For Cause may be effected by Corporation at any time during the term of this Agreement and shall be effected by written notification to Employee. Upon Termination For Cause, Employee shall promptly be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan, profit sharing plan and stock option plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Corporation in which Employee is a participant to the full extent of Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, but Employee shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

         2.4 Termination Other Than For Cause. Notwithstanding anything else in this Agreement, Corporation may effect a Termination Other Than For Cause at any time upon giving written notice to Employee of such termination. Upon any Termination Other Than For Cause, Employee shall promptly be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan, profit sharing plan and stock option plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Corporation in which Employee is a participant to the full extent of Employee's rights under such plans (other than pension plan, profit sharing plan and stock option plan benefits which will be paid in accordance with the applicable plan), accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, with the exception of salary and medical benefits which shall continue through the expiration of this Agreement.

         2.5 Termination by Reason of Disability. If, during the term of this Agreement, Employee, in the reasonable judgment of the Board of Directors of Corporation, has failed to perform his duties under this Agreement on account of illness or physical or mental incapacity, and such illness or incapacity continues for a period of more than twelve (12) consecutive months, Corporation shall have the right to terminate Employee's employment hereunder by written notification to Employee and payment to Employee of all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan, profit sharing plan and stock option plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Corporation in which Employee is a participant to the full extent of Employee's rights under such plans, accrued vacation pay and any appropriate

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business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, with the exception of salary and medical benefits which shall continue through the expiration of this Agreement.

         2.6 Death. In the event of Employee's death during the term of this Agreement, Employee's employment shall be deemed to have terminated as of the last day of the month during which his death occurs and Corporation shall promptly pay to his estate or such beneficiaries as Employee may from time to time designate all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan, profit sharing plan and stock option plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Corporation in which Employee is a participant to the full extent of Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, but Employee's estate shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

         2.7 Voluntary Termination. In the event of a Voluntary Termination, Corporation shall promptly pay all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan, profit sharing plan and stock option plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Corporation in which Employee is a participant to the full extent of Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, but no other compensation or reimbursement of any kind.

         2.8 Notice of Termination. Corporation may effect a termination of this Agreement pursuant to the provisions of this Section upon giving thirty (30) days' written notice to Employee of such termination. Employee may effect a termination of this Agreement pursuant to the provisions of this Section upon giving thirty (30) days' written notice to Corporation of such termination.

Section 3. Salary, Benefits and Bonus Compensation.

         3.1 Base Salary. As payment for the services to be rendered by Employee as provided in Section 1 and subject to the terms and conditions of Section 2, Corporation agrees to pay to Employee a "Base Salary" for the twelve (12) calendar months beginning the Effective Date at the rate of $165,000 per annum payable in no fewer than 12 equal monthly installments of $13,750. Notwithstanding the foregoing, Employee's monthly salary shall be $10,000 per month from the date hereof through August 21, 2000. Employee's Base Salary shall be reviewed annually by the Compensation Committee of the Board of Directors ("Compensation Committee"), and the Base Salary for each year (or portion thereof) shall be determined by the

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Compensation Committee which shall authorize an increase in Employee's Base
Salary for such year in an amount which, at a minimum, shall be equal to the cumulative cost-of-living as determined by the Corporation's board of directors.

         3.2 Bonuses. Employee shall be eligible to receive a discretionary bonus for each year (or portion thereof) during the term of this Agreement and any extensions thereof, with the actual amount of any such bonus to be determined in the sole discretion of the Board of Directors based upon its evaluation of Employee's performance during such year. All such bonuses shall be reviewed annually by the Compensation Committee.

         3.3 Additional Benefits. During the term of this Agreement, Employee shall be entitled to the following fringe benefits:

                  3.3.1 Employee Benefits. Employee shall be eligible to participate in such of Corporation's benefits and deferred compensation plans as are now generally available or later made generally available to executive officers of the Corporation. For purposes of establishing the length of service under any benefit plans or programs of Corporation.

                  3.3.2 Vacation. Employee shall be eligible for 20 days vacation per year. Vacation pay is earned at the time the vacation days are actually taken. To be eligible for vacation pay, you must work your last scheduled day before the vacation and the first scheduled day after the vacation. You will be required to take at least 5 days of vacation each year.

                  Unused vacation time at the end of a calendar year will be carried over to the subsequent year and shall be accumulated up to a maximum of 20 days at which time such accrual shall cease. As vacation time is subsequently used and earned, the accrual will be adjusted accordingly, but under no circumstances shall such accrual exceed the 20 day limitation. However, at the time of Employee's termination of employment, for any reason whatsoever, accrued and unused vacation time shall be paid to the Employee. The Corporation shall, however, have the right to set-off any amounts owing by Employee to the Corporation from such payment.

                  3.3.3 Life Insurance. For the term of this Agreement and any extensions thereof, Corporation shall at its expense procure and keep in effect term life insurance on the life of Employee payable to the Employee's designee in the aggregate amount of $200,000.

                  3.3.4 Reimbursement for Expenses. During the term of this Agreement, Corporation shall reimburse Employee for reasonable and properly documented out-of-pocket business and/or entertainment expenses incurred by Employee in connection with his duties under this Agreement.

                  3.3.5 Stock Options. Employee shall be granted stock options to acquire 100,000 shares of the Corporation's common stock which stock options shall be fully vested within one year from the date hereof and shall otherwise be upon the terms and conditions as set forth in such grant of even date herewith.

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                  3.3.6 Issuance of Stock. As an incentive for entering into this Agreement, Corporation shall issue to Employee 25,000 shares of the Corporation's common stock (the "Shares"). In connection with the issuance of said stock, the Employee respresents and warrants to the Corporation as follows:

                           3.3.6.1 Employee will not sell the Shares without
registration under applicable securities acts or a proper exemption from such registration.

                           3.3.6.2 The Shares are being acquired for the
Employee's own account and risk, for investment purposes, and not on behalf of any other person or with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The Employee is aware that there are substantial restrictions on the transferability of the Shares.

                           3.3.6.3. Employee has had access to any and all
information concerning the Corporation that the Employee and the Employee's financial, tax and legal advisors required or considered necessary to make a proper evaluation of this investment. In making the decision to purchase the Shares herein subscribed for, the Employee and his advisers have relied solely upon their own independent investigations, and fully understand that there are no guarantees, assurances or promises in connection with any investment hereunder and understand that the particular tax consequences arising from this investment in the Corporation will depend upon the individual circumstances of the Employee.

                           3.3.6.4. Employee also understands and agrees that
stop transfer instructions relating to the Shares will be placed in the Corporation's stock transfer ledger, and that the certificates evidencing the Shares sold will bear legends in substantially the following form:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

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Section 4. Payment Obligations. Corporation's obligation to pay Employee the compensation and to make the arrangements provided herein shall be unconditional, and Employee shall have no obligation whatsoever to mitigate damages hereunder.

Section 5. Confidentiality. Employee agrees that all confidential and proprietary information relating to the business of Corporation shall be kept and treated as confidential both during and after the term of this Agreement, except as may be permitted in writing by Corporation's Board of Directors or as such information is within the public domain or comes within the public domain without any breach of this Agreement.

Section 6 Covenant Not to Compete. For a period of twelve (12) months following the termination of your employment, you may not compete with employer by engaging in the business of developing, designing, manufacturing or producing safety health care products.

Section 7. Withholdings. All compensation and benefits to Employee hereunder shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

Section 8. Indemnification. In addition to any rights to indemnification to which Employee is entitled to under the Corporation's Articles of Incorporation and Bylaws, Corporation shall indemnify Employee at all times during and after the term of this Agreement to the maximum extent permitted under Utah Revised Business Corporation Act or any successor provision thereof and any other applicable state law, and shall pay Employee's expenses in defending any civil or criminal action, suit, or proceeding in advance of the final disposition of such action, suit or proceeding, to the maximum extent permitted under such applicable state laws.

Section 9. Notices. Any notices permitted or required under this Agreement shall be deemed given upon the date of personal delivery or forty-eight (48) hours after deposit in the United States mail, postage fully prepaid, return receipt requested, addressed to the Corporation at:

         585 West 500 South
         Bountiful, Utah 84010

         addressed to the Employee at:

         1661 Somerset Ct.
         Farmington, Utah 84025

or at any other address as any party may, from time to time, designate by notice given in compliance with this Section.

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Section 10. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

Section 7. Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

Section 8. Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

Section 9. Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

Section 10. Attorney Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

Section 11. Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday, or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday, or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday, or legal holiday.

Section 12. Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require.

Section 13. Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

Section 14. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

Section 15. Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

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Section 16. Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed.

SPECIALIZED HEALTH PRODUCTS, INC.                     EMPLOYEE



By: /s/ David A. Robinson                             /s/ Paul Evans
    ----------------------------                      --------------------------
    David A. Robinson, President                      Paul Evans

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